UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010

MyScreen Mobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20675	23-2932617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Yorkville Ave, Suite 300, Toronto, Ontario, Canada	M5R 1B9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-678-1420

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2010, Maurizio Angelone resigned from his position as Chief Executive Officer of MyScreen Mobile, Inc., a Delaware corporation (“MyScreen”) and as a member of the board of directors of My Screen.

On September 20, 2010 the board of directors of MyScreen appointed Michael O’Connor to serve as the Company’s new Chief Executive Officer effective immediately.

Mr. O’Connor, age 44, has been involved with MyScreen since May 2008 when Orascom Telecom Holdings made an equity investment into the company to secure market exclusivity in all markets in which Orascom Telecom Holdings operates.  This includes Canada where Orascom  Telecom Holdings is involved with the launch of the new National Mobile Operator, Wind Mobile.  Mr. O’Connor is a  Co-Founder of WIND, and Business Strategy Director while adding the role of CEO at MyScreen.  Mr. O’Connor has also been a director of MyScreen since February 22, 2010.

Michael O’Connor began his career at the Economic Council of Canada/School of Policy Studies Queens University. He then became the Director for the Center for Economic and Financial Analysis at Science Applications International Corporation, one of the largest consultancies in the United States. In 1999 he joined Orascom Telecom  Holdings as a founding Executive Committee Member and led business development efforts there for ten years. In 2008 he returned to Canada as a co-founder of WIND Mobile to run the auction for the AWS spectrum. For WIND, he leads business development and corporate strategy.

On September 20, 2010 the board of directors of MyScreen also appointed Jim Bailey to serve as the Company’s new Chief Financial Officer effective immediately. Mr. Bailey is 47 years old and has 20 years of experience in Telecoms, Media and Technology as CFO, CEO and Board member. From 2002 to 2007 Mr. Bailey worked with Orascom Telecom, first as CFO and then CEO of Telecel International, a GSM operator in sub-Saharan Africa.  Subsequently he was CFO and Board Director of OT WiMAX Limited, a joint venture with Intel Capital.  Currently,Mr. Bailey provides advice in financial and strategic planning, M&A and fund-raising to companies in a range of sectors including TMT. Mr. Bailey has been a Director of MyScreen since May 2008. He holds a Bachelor of Commerce degree from the University of Calgary as well as a MBA from London Business School in the UK.

On September 20, 2010 the board of directors of MyScreen also appointed Mark D’Cunha to serve as the Company’s new Chief Operating Officer effective immediately. Mark is 48 years old and joined MyScreen in 2008 as Chief Technology Officer and has been instrumental in advancing the technology from concept to market trials and successful commercial deployment with Tier one wireless operators worldwide. Mark’s previous position was  Director, Telco Solutions at Dexterra, a mobile applications leader.  Mark has 20 years of experience with telecom operators in launching innovative systems and services for Unitel, AT&T Canada, Rogers, Bell and Vodafone.  He holds a Bachelor of Engineering degree from McMaster University and is a licensed Professional Engineer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

My Screen Mobile, Inc.

By:	/s/ Michael O’Connor
Chief Executive Officer

Date: September 24, 2010

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